Prime Sun Power Inc. Signs 100M Euros (USD 137M) Definitive Agreement for the Sale of 25 Megawatt Photovoltaic Power Plant in Italy

Transaction with Major European Institutional Investor is First Sale under Terms of 100 Megawatt Frame Agreement Announced in February 2010

Mar. 9, 2010 (Business Wire) -- Prime Sun Power Inc. (OTCBB: PSPW), today announced that the Company has signed a definitive agreement for the sale of a twenty-five megawatt photovoltaic power plant in Italy. This is a major event for the Company as it is expected to generate gross revenues of over 100 million Euros in 2010. PSP receives interest for 12 million Euros of strategic investments in the Company from module suppliers. The transaction is the first sale under the terms of a signed frame agreement to sell 100 megawatt projects on a turnkey grid-connected basis to an institutional investor.

The Company currently has several engineering, procurement and construction (EPC) contractors and photovoltaic array module suppliers bidding for the construction, installation and connection of the power plant to the regional electricity grid in Italy. Terms and conditions of the long-term debt by the Company’s financing institution are expected to be finalized by the end of April 2010. Construction is targeted to begin in June 2010. The first electricity sales from the photovoltaic plant projects under the Italian feed-in-tariff regime are expected to commence during the fourth quarter of 2010.

Mr. Olivier de Vergnies, Chief Executive Officer of the Company, stated, “We have commenced the phase for monetization of our business model in the photovoltaic sector. The success of signing our first 25 megawatt photovoltaic sales contract not only exhibits the effectiveness of our strategy, but also demonstrates our Company project development capabilities and delivery of value to our shareholders. We intend to engage world leading EPC and module suppliers to guarantee on-time project delivery and project-outsourcing in order to close additional definitive sales agreements before the end of April 2010.”

The Company is positioning itself as a clean energy utility company with an emphasis on the development, construction and operation of its own and third party utility-scale photovoltaic power plants. The Company is focusing on photovoltaic solar power generation in Europe, particularly in Italy, Greece and Turkey.

The Company plans to develop, build and operate 500 megawatts of photovoltaic solar power generation through the end of 2013 of which 150 megawatts are expected to be acquired by third party investors. In addition to Company expectation of proceeds from selected strategic financiers currently in negotiations with Company management, the Company plans to use revenues generated from sales of projects to third parties in the development and construction of its own power plants. The Company strategy is to act as a consortium-leader with reputable world-leading EPC and module suppliers to deliver all projects on a turnkey basis. The Company aims to achieve a leading position in the provision of solar energy.

For further information please visit www.primesunpower.com

Forward-Looking Statements

This press release contains 'forward-looking statements' as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These forward-looking statements are based upon currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties. Prime Sun Power Inc. cannot provide assurances that any prospective matters described in the press release will be successfully completed or that Prime Sun Power Inc. will realize the anticipated benefits of any transactions. Various risk factors that may affect our business, results of operations and financial condition are detailed from time to time in the Current Reports on Form 8-K and other filings made by Prime Sun Power Inc. with the U.S. Securities & Exchange Commission. Prime Sun Power Inc. undertakes no obligation to update information contained in this release.